                                                                    Exhibit 10.2










                                    GUARANTY

                          Dated as of October 18, 2001

                                      From

                               NORTHEAST UTILITIES

                                  AS GUARANTOR

                                   in favor of

                          NORTHEAST GENERATION COMPANY

                                    GUARANTY

            GUARANTY dated as of October 18, 2001 made by Northeast Utilities, a Massachusetts voluntary business association (the "GUARANTOR"), in favor of Northeast Generation Company, a Connecticut corporation (the "SELLER").

            PRELIMINARY STATEMENT. Select Energy, Inc., a Connecticut corporation (the "BUYER"), and a wholly owned subsidiary of NU Enterprises, Inc., which is a wholly owned subsidiary of the Guarantor, is party to a Power Purchase and Sales Agreement dated as of December 27, 1999 with the Seller (as amended, amended and restated, supplemented or otherwise modified from time to time, the "POWER PURCHASE AGREEMENT"). The Guarantor receives, and will continue to derive, substantial direct and indirect benefits from the transactions contemplated by the Power Purchase Agreement.

            NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees as follows:

            Section 1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual performance and payment when due, whether as scheduled or on any date required by acceleration, demand or otherwise, of all obligations of the Buyer now or hereafter incurred through December 31, 2005 existing under or in respect of the Power Purchase Agreement (including, without limitation, any modifications, substitutions, amendments or renewals of any or all of the foregoing obligations through December 31, 2005), whether direct or indirect, absolute or contingent, and, in the case of payment obligations, whether for the purchase price, default interest, indemnities, contract causes of action, costs, expenses or otherwise (such payment and performance obligations of the Buyer being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Seller in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all actions and amounts that constitute part of the Guaranteed Obligations and that the Buyer would perform for or would owe to the Seller under or in respect of the Power Purchase Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Buyer.

            Section 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Guaranteed Obligations will be performed or paid, as applicable, strictly in accordance with the terms of the Power Purchase Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Seller with respect thereto. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Buyer under or in respect of the Power Purchase Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Buyer or whether the Buyer is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of the Power Purchase Agreement, the Financing Documents (as defined below) or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of performance or payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Buyer under or in respect of the Power Purchase Agreement, the Seller under its 4.998% Series A Senior Secured Bonds due 2005 or its 8.812% Series B Senior Secured Bonds due 2026, or indentures pertaining thereto (the "Financing Documents"), or any other amendment or waiver of or any consent to departure from either of the Power Purchase Agreement or the Financing Documents, including, without limitation, any increase in the Guaranteed Obligations;

            (c) any taking, exchange, release or non-perfection of any collateral, including, without limitation, any letter of credit, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of any collateral, or proceeds thereof, including any drawings on any letter of credit, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of the Buyer under the Power Purchase Agreement or of the Seller under the Financing Documents or any other assets of the Buyer or the Seller;

            (e) any change, restructuring or termination of the corporate structure or existence of the Buyer;

            (f) any failure of the Seller to disclose to the Buyer any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Buyer now or hereafter known to the Seller (the Guarantor waiving any duty on the part of the Seller to disclose such information);

            (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

            (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Seller that might otherwise constitute a defense available to, or a discharge of, the Buyer or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Seller or any other Person upon the insolvency, bankruptcy or reorganization of the Buyer or otherwise, all as though such payment had not been made.

            Section 3. WAIVERS AND ACKNOWLEDGMENTS. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Seller protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Buyer or any other Person or any collateral.

            (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Seller that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Buyer, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

            (d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Seller to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Buyer now or hereafter known by the Seller.

            Section 4. SUBROGATION. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Buyer or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Seller against the Buyer or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Buyer or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the obligations to be performed and amounts to be paid under the Financing Documents have been performed and paid in full, in the case of payments, in cash and the Financing Documents shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the complete performance of all Guaranteed Obligations, (b) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (c) the expiration or termination of the Financing Documents, such amount shall be received and held in trust for the benefit of the Seller, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Seller in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Power Purchase Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Seller of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations shall have been performed or paid in full, in the case of payments, in cash and (iii) the expiration or termination of the Financing Documents shall have occurred, the Seller will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

            Section 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by the Guarantor under or in respect of this Guaranty shall be made, in accordance with the Power Purchase Agreement, free and clear of and without deduction for any and all present or future taxes. If the Guarantor shall be required by law to deduct any taxes from or in respect of any sum payable under or in respect of this Guaranty to the Seller, (i) the sum payable by the Guarantor shall be increased as may be necessary so that after the Guarantor and the Seller have made all required deductions (including deductions applicable to additional sums payable under this Section 5), the Seller receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make all such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Guarantor agrees to pay any present or future stamp, documentary, excise property or similar taxes, charges or levies that arise from any payment made under or in respect of this Guaranty or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty (hereinafter referred to as "OTHER TAXES").

            (c) The Guarantor shall indemnify the Seller for and hold it harmless against the full amount of taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by the Seller and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Seller makes written demand therefor.

            (d) Within 30 days after the date of any payment of taxes by or on behalf of the Guarantor, the Guarantor shall furnish to the Seller, at its address referred to in Section 8, the original or a certified copy of a receipt evidencing such payment.

            Section 6. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

            (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

            (b) It has, independently and without reliance upon the Seller and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and it has established adequate means of obtaining from the Buyer on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Buyer.

            (c) (i) It is a Massachusetts voluntary association duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, (ii) it is duly qualified to do business in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to be so qualified or licensed except where the failure to be so qualified would not reasonably be expected to have a material adverse effect and (ii) it has all requisite power and authority under its Declaration of Trust and all governmental licenses, permits and other approvals to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (d) The execution, delivery and performance by the Guarantor of this Guaranty and the other transactions contemplated hereby, are within the Guarantor's powers, corporate or otherwise, have been duly authorized by all necessary action, corporate or otherwise, and do not (i) contravene the Guarantor's charter or bylaws or equivalent organizational or governance document, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Guarantor or any of its subsidiaries or any of its or their properties, or (iv) result in or require the creation or imposition of any lien upon or with respect to any of the properties of the Guarantor or any of its subsidiaries.

            (e) No authorization or approval or other action by, and no notice to or filing with, any nation or government, any state, province or other political subdivision thereof, or any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign or any third party which has not already been obtained is required for (i) the due execution, delivery, recordation, filing or performance by the Guarantor of this Guaranty or the other transactions contemplated hereby or (ii) the exercise by the Seller of its rights hereunder.

            (f) This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy and other such laws relating to creditors' rights generally.

            (g) After giving effect to this Guaranty, the aggregate amount of the Guarantor's absolute or contingent payment obligations pursuant to guarantees and similar forms of credit support or enhancements (collectively, "CREDIT SUPPORT") issued by the Guarantor does not exceed the maximum amount of Credit Support authorized by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended.

            Section 7. AMENDMENTS. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Seller, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 8. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at the following address 107 Selden Street, Berlin, CT 06037, Attention: David R. McHale, Vice President and Treasurer, Northeast Utilities Service Company, (Telecopy No (860) 665-3847; Telephone No. (860) 665-5601), if to the Seller, at its address specified in
Section 13.5 of the Power Purchase Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

            Section 9. NO WAIVER; REMEDIES. No failure on the part of the Seller to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 10. RIGHT OF SET-OFF. The Seller is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Seller to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether the Seller shall have made any demand under this Guaranty. The Seller agrees promptly to notify the Guarantor after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Seller under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Seller may have at law or otherwise.

            Section 11. INDEMNIFICATION. (a) Without limitation on any other obligations of the Guarantor or remedies of the Seller under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Seller and its respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of (i) any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms or (ii) any breach by the Buyer of the Power Purchase Agreement.

            (b) Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty, the agreements and obligations of the Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 11 shall survive the payment and performance in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

            Section 12. CONTINUING GUARANTY; ASSIGNMENTS. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the performance in full of all the Guaranteed Obligations and the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (ii) the termination of this Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Seller and its successors, transferees and assigns. Without limiting the generality of clause (b) and (c) of the immediately preceding sentence, the Seller may assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty and the Power Purchase Agreement to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Seller herein and therein or otherwise. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Seller.

            Section 13. EXECUTION IN COUNTERPARTS. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

            Section 14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.
(a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

            (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Seller may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

            (c) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

            (d) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE ACTIONS OF THE SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            Section 15. LIMITATION OF LIABILITY. No shareholder or trustee of the Guarantor shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Guaranty, and this Guaranty shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and this Guaranty shall be enforceable against the trustees of the Guarantor only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Guaranty and relating to the Guarantor, its shareholders or trustees shall look solely to the trust estate of the Guarantor for the payment or satisfaction thereof.

            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                NORTHEAST UTILITIES

                                By:     /s/ David J. McHale
                                Name:   David J. McHale
                                Title:  Vice President and Treasurer
                                         of Northeast Utilities Service Company